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
                                                                                                    Exhibit 12

                                                    Hospitality Properties Trust
                                          Computation of Ratio of Earnings to Fixed Charges
                                                (in thousands, except ratio amounts)


                                                 For the Period
                                                February 7, 1995   For the Year     For the Year     For the Six     For the Six
                                                 (inception) to        ended           ended        Months ended     Months ended
                                                  December 31,     December 31,     December 31,      June 30,         June 30,
                                                      1995             1996             1997            1997             1998

Income before extraordinary item                     $11,349         $51,664           $59,153         $29,836         $42,224
Fixed Charges                                          5,063           5,646            15,534           6,330           9,395
                                                     -------         -------           -------         -------         -------
Adjusted Earnings                                    $16,412         $57,310           $74,687         $36,166         $51,619
                                                     =======         =======           =======         =======         =======

Fixed Charges:
   Interest on indebtedness and amortization of
     deferred finance cost                           $ 5,063         $ 5,646           $15,534         $ 6,330         $ 9,395
                                                     -------         -------           -------         -------         -------
Total Fixed Charges                                  $ 5,063         $ 5,646           $15,534         $ 6,330         $ 9,395
                                                     =======         =======           =======         =======         =======


Ratio of Earnings to Fixed Charges                     3.24x          10.15x             4.81x           5.71x           5.49x
                                                     =======         =======           =======         =======         =======

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